                                                                  Exhibit 10.12


                                                        BUSINESS LOAN AGREEMENT


This Business Loan Agreement (this "Agreement") is entered into as of the date set forth below between Union Bank of California, N.A. ("Bank") and the undersigned ("Borrower") with respect to each and every extension of credit (whether one or more, collectively referred to as the "Loan") from Bank to Borrower. In consideration of the Loan, Bank and Borrower agree to the following terms and conditions:

1. THE LOAN.

   1.1 THE NOTE. The Loan is evidenced by one or more promissory notes or other evidences of indebtedness, including each amendment, extension, renewal or replacement thereof, which are incorporated herein by this reference (whether one or more, collectively referred to as the "Note").

   1.2 REVOLVING LOAN CLEAN-UP PERIOD. For any portion of the Loan which is a revolving loan, at least N/A consecutive days during each 12 month period the principal amount outstanding under such revolving loan must be zero.

   1.3   FEE. Borrower shall pay to Bank a fee of $5,000.00.

   1.4. COLLATERAL. The payment and performance of all obligations of Borrower under the Loan Documents are and shall be during the term of the Loan secured by a perfected security interest in such real or personal property collateral as is required by Bank and each security interest shall rank in first priority unless otherwise specified in writing by Bank.

2. CONDITIONS TO AVAILABILITY OF THE LOAN. Before Bank is obligated to disburse all or any portion of the Loan. Bank must have received (a) the Note and every other document required by Bank in connection with the Loan, each of which must be in form and substance satisfactory to Bank (together with this Agreement, referred to as the "Loan Documents"), (b) confirmation of the perfection of its security interest in any collateral for the Loan, and (c) payment of any fee required in connection with the Loan.

3. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants (and each request for a disbursement of the proceeds of the Loan shall be deemed a representation and warranty made on the date of such request) that:

   3.1 Borrower is an individual or Borrower is duly organized and existing under the laws of the state of its organization and is duly qualified to conduct business in each jurisdiction in which its business is conducted;

*When "N/A" appears in a blank in this Agreement, it means the Subsection in which it appears is deemed deleted from this Agreement. If only a portion of a Subsection is to be deleted, it is crossed out.

   3.2 The execution, delivery and performance of the Loan Documents executed by Borrower are within Borrower's power, have been duly authorized, are legal, valid and binding obligations of Borrower, and are not in conflict with the terms of any charter, bylaw, or other organization papers of Borrower or with any law, indenture, agreement or undertaking to which Borrower is a party or by which Borrower is bound or affected;

   3.3 All financial statements and other financial information submitted by Borrower to Bank are true and correct in all material respects, and there has been no material adverse change in Borrower's financial condition since the date of the latest of such financial statements;

   3.4 Borrower is properly licensed and in good standing in each state in which Borrower is doing business, and Borrower has complied with all laws and regulations affecting Borrower, including without limitation, each applicable fictitious business name statute;

   3.5 There is no event which is, or with notice or lapse of time or both would be, an Event of Default (as defined in Article 5);

   3.6 Borrower is not engaged in the business of extending credit for the purpose of, and no part of the Loan will be used, directly or indirectly, for purchasing or carrying margin stock within the meaning of Federal Reserve Board Reg. U; and

   3.7 Borrower is not aware of any fact, occurrence or circumstance which Borrower has not disclosed to Bank in writing which has, or could reasonably be expected to have, a material adverse effect on Borrower's ability to repay the Loan or perform its obligations under the Loan Documents.

4. COVENANTS. Borrower agrees, so long as the Loan or any commitment to make any advance under the Loan is outstanding and until full and final payment of all sums outstanding under any Loan Document, that Borrower will:

    4.1  Maintain:

       (a) Working Capital of at least $1,000,000.00. to be measured quarterly (As used herein, "Working Capital" means the excess of current assets over current liabilities);

       (b)  A ratio of current assets to current liabilities of at least
            N/A:1.00;

       (c) Tangible Net Worth of at least $1,000,000.00, and subsequent to Borrower's IPO, $10,000,000.00, to increase by 50% of Borrowers net profits, measured quarterly. As used herein, "Tangible Net Worth" means net worth increased by indebtedness of Borrower subordinated to Bank and decreased by patents, licenses, trademarks, trade names, goodwill and other similar intangible assets, organizational expenses, and monies due from affiliates (including officers, shareholders and directors));

       (d) Subsequent to Borrower's IPO, a ratio of total liabilities to Tangible Net Worth of not greater than 1:00:1.00. Subject to Borrower's IPO (As used herein "Tangible Net Worth" means net worth increased by indebtedness of Borrower subordinated to Bank and decreased by patents, licenses, trademarks, trade names, goodwill and other similar intangible assets, organizational expenses, and monies due from affiliates (including officers, shareholders and directors));

All accounting terms used in this Agreement shall have the definitions given them by generally accepted accounting principles, unless otherwise defined herein.

    4.8. Maintain adequate books, accounts and records and prepare all financial statements required hereunder in accordance with generally accepted accounting principles, and in compliance with the regulations of any governmental regulatory body having jurisdiction over Borrower or Borrower's business and permit employees or agents of Bank at any reasonable time to inspect Borrower's assets and properties, and to examine or audit Borrower's books, accounts and records and make copies and memoranda thereof.

    4.9. At all times comply with, or cause to be complied with, all laws, statutes, rules, regulations, orders and directions of any governmental authority having jurisdiction over Borrower or Borrower's business, and all material agreements to which Borrower is a party.

    4.10. Except as provided in this Agreement, or in the ordinary course of its business as currently conducted, not make any loans or advances, become a guarantor or surety, pledge its credit or properties in any manner, or extend credit.

    4.11. Not purchase the debt or equity of another person or entity except for savings accounts and certificates of deposit of Bank, direct U.S. Government obligations and commercial paper issued by corporations with top ratings of Moody's or Standard & Poor's, provided that all such permitted investments shall mature within one year of purchase.

    4.12. Not create, assume or suffer to exist any mortgage, encumbrance, security interest, pledge or lien ("Lien") on Borrower's real or personal property, whether now owned or hereafter acquired, or upon the income or profits thereof except the following: (a) Liens in favor of Bank, (b) Liens for taxes or other items not delinquent or contested in good faith and (c) other Liens which do not exceed in the aggregate $500,000 at any one time.

    4.13. Not sell or discount any account receivable or evidence of indebtedness, except to Bank; not borrow any money or become contingently liable for money borrowed, except pursuant to agreements made with Bank.

    4.14. Neither liquidate, nor dissolve, nor convey, sell or lease all or the greater part of its assets or business.

    4.15. Not engage in any business activities or operations substantially different from or unrelated to Borrower's present business activities and operations.

    4.16. Not, in any single fiscal year of Borrower, expend or incur obligations of more than $1,000,000 for the acquisition of fixed or capital assets.

    4.17. Not, in any single fiscal year of Borrower, enter into any lease of real or personal property which would cause Borrower's aggregate annual obligations under all such real and personal property leases to exceed $1,000,000.

    4.18. Borrower will promptly, upon demand by Bank, take such further action and execute all such additional documents and instruments in connection with this Agreement as Bank in its reasonable discretion deems necessary, and promptly supply Bank with such other information concerning its affairs as Bank may request from time to time.

5. EVENTS OF DEFAULT. The occurrence of any of the following events ("Events of Default") shall terminate any obligation on the part of Bank to make or continue the Loan and automatically, unless otherwise provided under the Loan Documents, shall make all sums of interest and principal and any other amounts owing under the Loan immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or any other notices or demands:

     5.1 Borrower shall default in the due and punctual payment of the principal of or the interest on the Note or any of the other Loan
          Documents:

     5.2 Any default shall occur under the note or any of the other Loan Documents;

     5.3 Borrower shall default in the due performance or observance of any covenant or condition of the Loan Documents;

     5.4 Any guaranty or subordination agreement required hereunder shall be breached or become ineffective, or any guarantor or subordinating creditor shall die or disavow or attempt to revoke or terminate such guaranty or subordination agreement; or

     5.5 There shall be a change in ownership or control of 10% or more of the issued and outstanding stock of Borrower or any guarantor, or (if the Borrower is a partnership) there shall be a change in ownership or control of any general partner's interest.

6.   MISCELLANEOUS PROVISIONS.

     6.1 The rights, powers and remedies given to Bank hereunder shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Bank by law against Borrower or any other person, including but not limited to Bank's rights of setoff and banker's lien.

     6.2 Any forbearance or failure or delay by Bank in exercising any right, power or remedy hereunder shall not be deemed a waiver thereof and any single or partial exercise of any right, power or remedy shall not preclude the further exercise thereof. No waiver shall be effective unless it is in writing and signed by an officer of Bank.

     6.3 The benefits of this Agreement shall inure to the successors and assigns of Bank and the permitted successors and assigns of Borrower, and any assignment by Borrower without Bank's consent shall be null and void.

     6.4 This Agreement and all other agreements and instruments required by Bank in connection herewith shall be governed by and construed according to the laws of the State of California.

     6.5 Should any one or more provisions of this Agreement be determined to be illegal or unenforceable, all other provisions nevertheless shall be effective.

     6.6 Except for documents and instruments specifically referenced herein, this Agreement constitutes the entire agreement between Bank and Borrower regarding the Loan and all prior communications, verbal or written, between Borrower and Bank shall be of no further effect or evidentiary value.

     6.7 The section and subsection headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     6.8 This Agreement may be amended only in writing signed by all parties hereto.

     6.9 Borrower and Bank may execute one or more counterparts to this Agreement, each of which shall be deemed an original, but taken together shall be one and the same instrument.

     6.10 Any notices or other communications provided for or allowed hereunder shall be effective only when given by one of the following methods and addressed to the respective party at its address given with the signatures at the end of this Agreement and shall be considered to have been validly given: (a) upon delivery, if delivered personally; (b) upon receipt, if mailed, first class postage prepaid, with the United States Postal

          Service; (c) on the next business day if sent by overnight courier service of recognized standing; and (d) upon telephoned confirmation of receipt, if telecopied.

7.   ADDITIONAL PROVISIONS
     The following additional provisions, if any, are hereby made a part of this Agreement:

     7.1 Liquidity as measured by Borrower's total cash and marketable securities of $2,000,000.00.

     7.2 Provide the ongoing and Continuing Guarantees of any and all subsidiaries of Borrower to Bank, in form and substance satisfactory to Bank.

THIS AGREEMENT is executed on behalf of the parties as of 3/27, 2000.

UNION BANK OF CALIFORNIA, N.A.             EMBARCADERO TECHNOLOGIES, INC.
           ("Bank")                                  ("Borrower")

By: /s/ Landis Dibble V.P.                 By: /s/ Stephen Wong
   ----------------------------               ---------------------------
Title: Vice President                      Title: CEO
Printed Name: Landis Dibble                Printed Name: Stephen Wong


Address where notices to Bank are to       Address where notices to Bank are to
be sent:                                   be sent:

Union Bank of California, N.A.             Embarcadero Technologies, Inc.
350 California Street. 10th floor          425 Market Street. Suite 425
San Francisco, CA 94104                    San Francisco, CA 94105
Attn: Landis Dibble                        Attn: Stephen Wong
Phone: (415)705-7148                       Phone: (415)834-3131
Fax: (415)705-7111                         Fax: (415)393-0161

UNION
   BANK OF
CALIFORNIA
                            COMMERCIAL PROMISSORY NOTE

                                                                WONG/IR/12344
-------------------------------------------------------------------------------
Borrower Name   EMBARACEDERO TECHNOLOGIES, INC.
-------------------------------------------------------------------------------
Borrower Address                 Office     Loan Number
                                 70064      2595990594   0001-00-0-001
425 MARKET STREET, SUITE 425     ----------------------------------------------
San Francisco, CA 94105          Maturity Date            Amount
                                 MAY 31, 2001             $2,000,000.00
-------------------------------------------------------------------------------
Date  MARCH 27, 2000                                      $2,000,000.00

FOR VALUE RECEIVED, on MAY 31, 2001 the undersigned ("Debtor") promises to pay to the order of UNION BANK OF CALIFORNIA, N.A. ("Bank"), as indicated below, the principal sum of TWO MILLION AND NO/100 Dollars ($2,000,000.00), or so much thereof as is disbursed, together with interest on the balance of such principal sum from time to time outstanding, at a per annum rate equal to the Reference Rate, such per annum rate to change as and when the Reference Rate shall change.

As used herein, the term "Reference Rate" shall mean the rate announced by Bank from time to time as its corporate headquarters as its "Reference Rate." The Reference Rate is an index rate determined by Bank from time to time as a means of pricing certain extensions of credit and is neither directly tied to any external rate of interest or index nor necessarily the lowest rate of interest charged by Bank at any given time. All computations of interest under this note shall be made on the basis of a year of 365 days, for actual days elapsed.

1. INTEREST PAYMENTS. Debtor shall pay interest on the LAST day of each MONTH commencing APRIL 30, 2000. Should interest not be so paid, it shall become a part of the principal and thereafter bear interest as herein provided.

At any time prior to the maturity of this note, the maker(s) may borrow, repay and reborrow hereon so long as the total outstanding at any one time does not exceed the principal amount of this note.

Debtor shall pay all amounts due under this note in lawful money of the United States at Bank's SAN FRANCISCO COMMERCIAL BANKING Office, or such other office as may be designated by Bank, from time to time.

2. LATE PAYMENTS. If any installment payment required by the terms of this note shall remain unpaid ten days after due, at the option of Bank, Debtor shall pay a fee of $100 to Bank.

3. INTEREST RATE FOLLOWING DEFAULT. In the event of default, at the option of Bank, and, to the extent permitted by law, interest shall be payable on the outstanding principal under this note at a per annum rate equal to five percent (5%) in excess of the interest rate specified in the initial paragraph of this note, calculated from the date of default until all amounts payable under this note are paid in full.

4. DEFAULT AND ACCELERATION OF TIME FOR PAYMENT. Default shall include, but not be limited to, any of the following: (a) the failure of Debtor to make any payment required under this note when due; (b) any breach, misrepresentation or other default by Debtor, any guarantor, co-maker, endorser, or any person or entity other than Debtor providing security for this note (hereinafter individually and collectively referred to as the "Obligor") under any security agreement, guaranty or other agreement between Bank and any Obligor; (c) the insolvency of any Obligor or the failure of any Obligor generally to pay such Obligor's debts as such debts become due;
(d) the commencement as to any Obligor of any voluntary or involuntary proceeding under any laws relating to bankruptcy, insolvency, reorganization, arrangement, debt adjustment or debtor relief; (e) the assignment by any Obligor for the benefit of such Obligor's creditors; (f) the appointment, or commencement of any proceedings for the appointment, of a receiver, trustee, custodian or similar official for all or substantially all of any Obligor's property; (g) the commencement of any proceeding for the dissolution or liquidation of any Obligor; (h) the termination of existence or death of any Obligor; (i) the revocation of any guaranty or subordination agreement given in connection with this note; (j) the failure of any Obligor to comply with any order, judgment, injunction, decree, writ or demand of any court or other public authority; (k) the filing or recording against any Obligor, or the property of any Obligor, of any notice of levy, notice to withhold, or other legal process for taxes other than property taxes; (l) the default by any Obligor personally liable for amounts owed hereunder on any obligation concerning the borrowing of money; (m) the issuance against any Obligor, or the property of any Obligor, of any writ of attachment, execution, or other judicial lien; or (n) the deterioration of the financial condition of any Obligor which results in Bank deeming itself, in good faith, insecure.

Upon the occurrence of any such default, Bank, in its discretion, may cease to advance funds hereunder and may declare all obligations under this note immediately due and payable; however, upon the occurrence of an event of default under d, e, f, or g, all principal and interest shall automatically become immediately due and payable.

5. ADDITIONAL AGREEMENTS OF DEBTOR. If any amounts owing under this note are not paid when due, Debtor promises to pay all costs and expenses, including reasonable attorneys' fees, incurred by Bank in the collection or enforcement of this note. Debtor and any endorsers of this note, for the maximum period of time and the full extent permitted by law, (a) waive diligence, presentment, demand, notice of nonpayment, protest, notice of protest, and notice of every kind; (b) waive the right to assert the defense of any statute of limitations to any debt or obligation hereunder; and (c) consent to renewals and extensions of time for the payment of any amounts due under this note. If this note is signed by more than one party, the term "Debtor" includes each of the undersigned and any successors in interest thereof; all of whose liability shall be joint and several. Any married person who signs this note agrees that recourse may be had against the separate property of that person for any obligations hereunder. The receipt of any check or other item of payment by Bank, at its option, shall not be considered a payment on account until such check or other item of payment is honored when presented for payment at the draw bank. Bank may delay the credit of such payment based upon Bank's schedule of funds availability, and interest under this note shall accrue until the funds are deemed collected. In any action brought under or arising out of this note. Debtor and any endorser of this note, including their successors and assigns, hereby consents to the jurisdiction of any competent court within the State of California, as provided in any alternative dispute resolution agreement executed between Debtor and Bank, and consents to service of process by any means authorized by California law. The term "Bank" includes, without limitation, any holder of this note. This note shall be construed in accordance with and governed by the laws of the State of California. This note hereby incorporates any alternative dispute resolution agreement previously, concurrently or hereafter executed between Debtor and Bank.

EMBARCADERO TECHNOLOGIES, INC.

By: /s/ Stephen R. Wong       Chairman, 4/4/2000
   ----------------------------------------------------------------------------

   ----------------------------------------------------------------------------

   ----------------------------------------------------------------------------

   ----------------------------------------------------------------------------

   ----------------------------------------------------------------------------

   ----------------------------------------------------------------------------

   ----------------------------------------------------------------------------